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                                                                    EXHIBIT 99.1

                                CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of U.S.B. Holding Co., Inc. (the "Company") on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof ("Report"), Thomas E. Hales, as Chief Executive Officer of the Company, and Steven T. Sabatini, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

                  (1)      The Report fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/Thomas E. Hales                                    Date: March 26, 2003
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Thomas E. Hales
Chief Executive Officer

/s/Steven T. Sabatini                                 Date: March 26, 2003
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Steven T. Sabatini
Chief Financial Officer



This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.